                                                                  Exhibit 4.5

                                AQUASEARCH, INC.

                           -------------------------




                       NOTE AND WARRANT PURCHASE AGREEMENT




                           -------------------------




                                   March 1998


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                                TABLE OF CONTENTS

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
1.  I.   The Notes and the Warrants...............................................................................1
         A.       The Notes.......................................................................................1
         B.       The Warrants....................................................................................1
         C.       Place and Date of Closing.......................................................................2
         D.       Delivery........................................................................................2
         E.       "Piggyback" Registration Rights................................................................ 2
         F.       Registration Rights............................................................................ 2


    II.  Representations and Warranties of the Company............................................................2
         A.       Organization and Standing.......................................................................2
         B.       Corporate Power.................................................................................2
         C.       Subsidiaries....................................................................................3
         D.       Capitalization..................................................................................3
         E.       Authorization...................................................................................3

    III. Representations, Warranties of the Investor and Restrictions on Transfer Imposed
         by the Securities Act of 1933............................................................................3
         A.       Representations and Warranties of the Investor..................................................3
         B.       Legends.........................................................................................4
         C.       Removal of Legends and Transfer Restrictions....................................................5

    IV.  Miscellaneous............................................................................................5
         A.       Waivers and Amendments..........................................................................5
         B.       Governing Law...................................................................................6
         C.       Survival........................................................................................6
         D.       Successors and Assigns..........................................................................6
         E.       Entire Agreement................................................................................6
         F.       Separability of Agreements; Severability of this Agreement......................................6
         G.       California Corporate Securities Law.............................................................6
         H.       Titles and Subtitles............................................................................6
         I.       Counterparts....................................................................................6
         J.       Delays or Omissions.............................................................................6
         K.       Notices.........................................................................................6

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                                                                            i

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
EXHIBITS
         A        Schedule of Investors
         B        Form of Promissory Note
         C        Form of Warrant


                                                                           ii

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                                AQUASEARCH, INC.

                       NOTE AND WARRANT PURCHASE AGREEMENT

         This Agreement is made as of _____________ among Aquasearch, Inc., a Colorado corporation (the "Company"), with its principal office located at 73-4460 Queen Ka'ahumanu Highway, Suite 110, Kailua-Kona, Hawaii 96740, and the undersigned (the "Investor"). The Investor understands that the Company may enter into Note and Warrant Purchase Agreements with substantially identical terms with one or more other investors. The undersigned and such other investors are hereinafter referred to collectively as the "Investors."

I.       The Note and the Warrants.

A. The Note. Investor hereby agrees, on the terms and conditions specified in this Agreement, to lend to the Company the sum set forth in column 1 of Exhibit A opposite such Investor's name at the Closing (as defined below). Investor's loan shall be evidenced by an unsecured convertible promissory note (the "Note") dated as of the date of the Closing in the form of Exhibit B. The aggregate principal amount of the Note shall be as set forth on Exhibit A, subject to adjustment as provided in Section 1.3 hereof. The Note may be converted (the "Conversion") for the period of six months (180 days) (the "Conversion Period") into either of the following: (1) shares of the Company's common stock at a 15% discount to the closing bid price on the day the Company receives the funds (the"Investment Date") for the note; or
(2) any other equity offering made by the Company during the Conversion
Period.

B. The Warrants. Immediately upon Conversion or the end of the Conversion Period, whichever comes first, the Company will issue the Investor a Common Stock Purchase Warrant (the "Warrant") in substantially the form attached hereto as Exhibit C. The Warrant will have an exercise price of $0.50 per share and will have a term of three years from the Investment Date. The number of shares of Common Stock underlying the Warrant will be determined by either of two formulas. In the event that Investor converts all principal and accrued interest on the Note into common shares (or any other equity offering) within the Conversion Period, then the Warrant would be exercisable for a number of shares equal to the dollar amount of the Note (e.g., if an Investor loaned the Company $100,000 and converted his or her $100,000 Note and accrued interest into common stock (or any other equity offering by the Company) within the Conversion Period, then such Investor would receive a Warrant to purchase 100,000 shares of Common Stock at $0.50 per share, plus a number of shares equal to the dollar amount of any interest accrued). In the event that Investor elected not to convert all principal and accrued interest on the Note into common stock (or any other equity offering by the Company) within the Conversion Period, then the Warrant would be exercisable for a number of shares equal to the dollar amount of the Note multiplied by 40% (e.g., if an Investor loaned the Company $100,000 and did not convert his or her $100,000 Note and accrued interest into common stock (or any other equity offering by the Company) within the Conversion Period, then such Investor would receive a Warrant to purchase 40,000 shares of Common Stock at $0.50 per share). Warrants will not be issued for fractional shares. The number of shares of Common Stock underlying the Warrants will be adjusted for any stock splits, combinations or similar events. The securities for which the Warrants are exercisable are referred to as the "Warrant Common."

C. Place and Date of Closing: Multiple Closings. The closing of this transaction (the "Initial Closing") will be held at the offices of the Company set forth above on such time and place as the Company and the Investor shall mutually agree (the "Closing Date"). The Company reserves the right to sell additional Notes and Warrants to additional Investors (the "Additional Investors") in one or more subsequent closings (a "Subsequent Closing"). The terms and conditions of any additional Notes and Warrants to be sold at any Subsequent Closing will not be more favorable than the Notes and Warrants sold by the Company to the Investor in the Initial Closing. The Initial Closing and any and all Subsequent Closings are hereinafter referred to collectively as the "Closing"). The term "Investors" as used herein includes any and all Additional Investors.

D. Delivery. At the Closing, the Company shall deliver the Notes, dated the Closing Date, to the Investors, and the Investors shall deliver to the Company the principal amount thereof by check or wire transfer. Within 30 days of Conversion , the Company shall deliver the Warrants, dated the Initial Closing Date, to the Investors. Investors converting their Notes into common stock (or any other equity offering by the Company) within the Conversion Period shall deliver the Notes to the Company for cancellation.

E. "Piggyback" Registration Rights: Upon conversion of the Note to common stock within the Conversion Period, the Investor shall have the right to require the Company to register with the Securities and Exchange Commission (the "SEC") both the common shares into which the Note was converted and the Warrant Common as part of any subsequent registration of common shares the Company undertakes. If the Investor chooses to convert his Note into any equity offering other than common stock during the Conversion Period, the Registration Rights of such other equity offering, if any, shall supersede any registration rights defined herein.

II.      Representations and Warranties of the Company.

A. Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of Colorado and is in good standing under such laws. The Company has all requisite corporate power and authority to own its properties and assets and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have materially adverse impact on the business or financial condition of the Company taken as a whole.

B. Corporate Power. The Company has all requisite legal and corporate power
(i) to execute and deliver this Agreement, the Notes and the Warrants (collectively the "Transaction Documents"), (ii) to sell and issue the Notes and the Warrants pursuant to this Agreement, (iii) to issue the Warrant Common upon exercise of the Warrants and (iv) to carry out and perform its obligations under the terms of the Transaction Documents.

C. Subsidiaries. The Company does not presently control, directly or indirectly, or have an ownership interest in any other corporation, partnership, business trust, association or other business entity.

D. Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock. The outstanding capital stock of the Company consists of 45,410,513 shares of Common Stock. All of the outstanding shares are duly authorized, validly issued, fully paid and nonassessable.

E. Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the sale and issuance of the Notes and Warrants and the performance of the Company's obligations under the Transaction Documents has been taken or will be taken prior to the Closing. The Notes, the Warrants, and the Warrant Common are hereinafter referred to collectively as the "Securities"). Each of the Transaction Documents, when executed and delivered by the Company, shall constitute a valid, binding and enforceable obligation of the Company, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditor's rights and to the availability of the remedy of specific performance. The execution and delivery of the Transaction Documents, and the performance by the Company of their various terms, do not violate, conflict with or result in a material breach of (i) the Company's Articles of Incorporation, as amended through the Closing Date; (ii) the Company's Bylaws;
(iii) any judgment, order or decree of any court or arbitrator to which the Company is a party; or (iv) any contract, undertaking, indenture or other agreement or instrument by which the Company is now bound or to which it is now a party. The Company is not subject to any judgment, order or decree of any court or arbitrator. Except for notices required or permitted to be filed with certain state and federal securities commissions, which notices the Company agrees to file on a timely basis, the execution, delivery and performance by the Company of the Transaction Documents in compliance with their respective provisions do not require any governmental consent or approval.

III. Representations, Warranties of the Investor and Restrictions on Transfer Imposed by the Securities Act of 1933.

A. Representations and Warranties of the Investor. Investor represents and warrants to the Company upon acquisition of the Note and the Warrant and upon exercise of the Warrant as follows:

         1. All action on the part of the Investor for the authorization, execution, delivery and performance by the Investor of this Agreement has been taken, and this Agreement constitutes a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the enforcement of creditor's rights and the availability of the remedy of specific performance.

         2. The Investor is experienced in evaluating and investing in new companies and companies with limited operating histories such as the Company.

         3. The Investor is acquiring the Securities for investment for his or her own account and not with a view to, or for resale in connection with, any distribution. The Investor understands that the Securities to be purchased have not been registered under the Securities Act of 1933, as amended (the "Act") by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

         4. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Act which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, in case the Investor has held the securities for less than two years or is an affiliate of the Company, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the securities to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker," and the number of shares being sold during any three-month period not exceeding specified limitations.

         5. The Investor understands that a limited public market now exists for the Common Stock of the Company and that no public market exists for the Warrants.

         6. The Investor is a sophisticated investor with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of a prospective investment in the Securities and who is capable of bearing the economic risks of such investment.

         7. In taking any action or performing any role relative to arranging the proposed investment, the Investor has acted solely in the Investor's own interest. Neither the Investor nor any of its agents or employees has acted as an agent of the Company, or as an issuer, underwriter, broker, dealer or investment advisor relative to any of the Securities.

B. Legends. Each certificate representing the Securities shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS

         INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The Company need not record a transfer of Securities, unless the conditions specified in the foregoing legends are satisfied. The Company may also instruct its transfer agent not to record the transfer of any of the Securities unless the conditions specified in the foregoing legends are satisfied.

C. Removal of Legends and Transfer Restrictions. The legend relating to the Act endorsed on a certificate pursuant to paragraph IVA 8 of this Agreement and the stop transfer instructions with respect to the Securities represented by such certificate shall be removed and the Company shall issue a certificate without such legend to the holder of such Securities if such Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or if such holder provides to the Company an opinion of counsel for such holder of the Securities reasonably satisfactory to the Company, or a no-action letter or interpretive opinion of the staff of the Securities and Exchange Commission (the "Commission") to the effect that a public sale, transfer or assignment of such Securities may be made without registration and without compliance with any restriction such as Rule 144.

V.       Miscellaneous.

A. Waivers and Amendments. With the written consent of the record holders of a majority of the principal amount of the Notes then outstanding, the obligations of the Company and the rights of the holders of the Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the above percentage of Securities, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the record or beneficial holders of all of the Securities, nor increase the obligations of any holder of Securities without such holder's written consent. Upon the effectuation of each such waiver, consent, agreement, amendment or modification the Company shall promptly give written notice thereof to the record holders of the Securities who have not previously consented thereto in writing. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

B. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Hawaii as such laws are applied to agreements between Hawaii residents entered into and to be performed entirely within Hawaii.

C. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investor and the Closing of the transactions contemplated hereby.

D. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

E. Entire Agreement. This Agreement (including the exhibits attached hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

F. Separability of Agreements; Severability of this Agreement. The Company's agreement with each of the Investors is a separate agreement and the sale of the Securities to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

G. California Corporate Securities Law. The following provision applies to Investors that are residents of the State of California:

         THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

H. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

I. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

J. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Investor, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Investors of any breach or default under this Agreement, or any waiver by the Investors of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Investors, shall be cumulative and not alternative.

K. Notices. All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to an Investor, at such Investor's address set forth in the Schedule of Investors (or such other address as such Investor shall have furnished the Company in writing) and (b) if to the Company at the address set forth at the beginning of this Agreement (or such other address as the Company shall have furnished the Investors in writing) attention of Mark E. Huntley, Ph.D., President and Chief Executive Officer.

Each such notice, report or other communication shall for all purposes under this Agreement be treated as effective or having been given when delivered if delivered personally or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by telecopier with written confirmation, at the earlier of (i) 24 hours after confirmation of transmission by the sending telecopier machine or
(ii) delivery of written confirmation.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers or agents as of the date and year first written above.

INVESTOR:                         AQUASEARCH, INC.

                                  By:
---------------------------          ---------------------------------
(Signature)


                                     Earl Fusato
---------------------------          ---------------------------------
(Signature)                          (Print Name)

                                  Title: Chief Financial Officer
---------------------------             ------------------------------
(Print Name and Title)

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                        EXHIBIT A - SCHEDULE OF INVESTORS

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